UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 21, 2006

The Goodyear Tire & Rubber Company
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1144 East Market Street, Akron, Ohio		44316-0001
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	330-796-2121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On February 21, 2006, The Compensation Committee (the "Committee") of the Board of Directors of The Goodyear Tire & Rubber Company (the "Company") established performance measures for 2006 awards under the Company’s Performance Recognition Plan and awarded performance share units under the Company’s 2005 Performance Plan.

The Committee approved earnings before interest and taxes less finance charges ("EBIT") and operating cash flow as the financial performance measures under the Performance Recognition Plan for fiscal year 2006. Payment of 2006 bonuses will be made from a payment pool, the size of which will depend on the extent to which the specific financial performance targets established by the Committee are met. The target aggregate payment pool for 2006 is approximately $30 million. Funding of the 2006 payment pool will be based 50% on each performance measure and could range from zero to 200% of the target amount depending on the level of operating cash flow and EBIT achieved. In addition, payouts for the participants may be adjusted based on individual performance. The Committee approved target bonuses for 2006 under the Performance Recognition Plan for the named executive officers (as defined in Item 402(a)(3)) as follows: Mr. Robert J. Keegan, $1,700,000; Mr. Richard J. Kramer, $470,000; Mr. Jonathan D. Rich, $400,000; Mr. C. Thomas Harvie, $290,000; and Mr. Joseph M. Gingo, $260,000.

Under the 2005 Performance Plan, the named executive officers received awards of performance share units in the following amounts: Mr. Keegan, 15,000 units; Mr. Kramer, 9,750 units; Mr. Rich, 6,800 units; Mr. Harvie, 5,550 units; and Mr. Gingo, 3,800 units. The units are payable in February 2009 depending on the extent to which the performance criteria applicable to the units are met. The number of units ultimately paid can range from 0 to 200% of the number of units granted. Amounts earned on each unit will be determined 50% on Goodyear’s cumulative net income and 50% on Goodyear’s cumulative total cash flow (adjusted for the change in debt) over the three-year performance period ending December 31, 2008. If paid, each unit will be paid 50% in cash and 50% in common stock and will be valued at the fair market value of Goodyear common stock on December 31, 2008. The grantee may elect to defer (in common stock equivalents) all or a portion of the grant earned. The form of award agreement is attached as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1. Form of Performance Share Unit Grant Agreement for the 2005 Performance Plan.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Goodyear Tire & Rubber Company

February 27, 2006	By:	C. Thomas Harvie

Name: C. Thomas Harvie
Title: Senior Vice President, General Counsel and Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Form of Performance Share Unit Grant Agreement for the 2005 Performance Plan